EXHIBIT 99.4

MY MOBILE PAYMENTS LIMITED

FINANCIAL STATEMENTS

Six Months Ended September 30, 2012

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MY MOBILE PAYMENTS LIMITED

UNAUDITED BALANCE SHEET

September 30, 2012

	Notes
	1	(Rs.)	(US$)
ASSETS
Current Assets
Cash and equivalents		13,497,763	255,059
Accounts receivable		10,861,166	205,237
Inventory		24,838,276	469,355
Advances		1,918,666	36,256
Prepaid expenses		1,768,903	33,426
Restricted cash	5	1,051,906	19,877

Total Current Assets		53,936,680	1,019,210

Tangible Assets	6	1,984,725	37,504

Intangible Assets	6	37,951,665	717,152

Other Assets
Prepaid income taxes		1,135,165	21,451
Deposits		5,512,310	104,163
Organization costs	8	614,703	11,616
Equity interests	7	13,700,000	258,881
Acquired business	3	55,000,000	1,039,305

Total Other Assets		75,962,178	1,435,416

Total Assets		169,835,248	3,209,282

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable		4,883,156	92,274
Accrued expenses		2,193,881	41,457
Duties and taxes		2,572,333	48,608
Distributor advances		4,723,407	89,256
Preference share dividends		247,410	4,675

Total Current Liabilities		14,620,187	276,270

Long-Term Liabilities
Due to related parties	4	26,249,134	496,015
Deferred tax liabilities	9	16,743,601	316,395

Total Long-Term Liabilities		42,992,735	812,410

Shareholders’ Equity
Preference shares, 18% nonconvertible, noncumulative redeemable of Rs. 10 each, 500,000 authorized, 137,450 issued and outstanding		1,374,500	25,973
Equity shares of Rs. 10 each,
6,000,000 authorized, 3,678,020 issued and outstanding		36,780,200	695,015
Share applications		15,950,000	301,398
Share premium		10,350,000	195,578
Retained earnings		47,767,626	902,638

Total Shareholders’ Equity		112,222,326	2,120,602

Total Liabilities And Shareholders’ Equity		169,835,248	3,209,282

The accompanying notes are an integral part of these financial statements.

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MY MOBILE PAYMENTS LIMITED

UNAUDITED STATEMENT OF OPERATIONS

Six Months Ended September 30, 2012

	Notes
	1	(Rs.)	(US$)
Revenues		2,764,372,182	52,236,814

Costs And Expenses
Cost of revenues		2,740,892,586	51,793,133
Selling, general and administrative expenses		16,088,614	304,018
Related party service charges	2	9,546,012	180,386
Depreciation and amortization		2,352,040	44,445

Total Costs And Expenses		2,768,879,252	52,321,982

Operating Loss		(4,507,070)	(85,168)

Other Income
Related party license fees	2	15,000,000	283,447
Interest		63,974	1,209
Donated business	3	55,000,000	1,039,305

Pretax Income		65,556,904	1,238,793

Income Taxes
Current		2,955,900	55,856
Deferred		15,954,900	301,491

		18,910,800	357,347

Net Income		46,646,104	881,446

Net income per share, basic and diluted		12.68	.24
Weighted average shares outstanding, basic and diluted		3,678,020	3,678,020

The accompanying notes are an integral part of these financial statements.

MY MOBILE PAYMENTS LIMITED

UNAUDITED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

Six Months Ended September 30, 2012

						Share	Share	Retained
	Notes	Preference Shares		Equity Shares		Premium	Applications	Earnings	Total
	1	Shares	(Rs.)	Shares	(Rs.)	(Rs.)	(Rs.)	(Rs.)	(Rs.)	(US$)
Balance, March 31, 2011		137,450	1,374,500	3,678,020	36,780,200	10,350,000	—	1,121,522	49,626,222	975,166
Shares applications		—	—	—	—	—	15,950,000	—	15,950,000	301,398
Net income		—	—	—	—	—	—	46,646,104	46,646,104	881,446
Exchange rate effect		—	—	—	—	—	—	—	—	(37,408)

Balance, March 31, 2012		137,450	1,374,500	3,678,020	36,780,200	10,350,000	15,950,000	47,767,626	112,222,326	2,120,602

The accompanying notes are an integral part of these financial statements.

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MY MOBILE PAYMENTS LIMITED

UNAUDITED STATEMENT OF CASH FLOWS

Six Months Ended September 30, 2012

	Notes
	1	(Rs.)	(US$)
Cash Flows From Operating Activities
Net income		46,646,104	881,446
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization		2,352,040	44,445
Donated business	3	(55,000,000)	(1,039,305)
Deferred income taxes		15,954,900	301,491
Changes in operating assets and liabilities:
Accounts receivable		(10,707,710)	(202,338)
Inventory		(11,634,786)	(219,856)
Advances		(1,455,132)	(27,497)
Prepaid expenses		(1,731,814)	(32,725)
Prepaid income taxes		2,955,899	55,856
Deposits		(7,310)	(138)
Accounts payable		(9,026,385)	(170,567)
Accrued expenses		(5,738,127)	(108,430)
Duties and taxes		(3,267,696)	(61,748)
Distributor advances		(7,718,983)	(145,861)
Due to related parties	4	38,418,023	725,964

Net cash provided by operating activities		39,023	737

Cash Flows From Investing Activities
Tangible assets		(622,837)	(11,769)
Intangible assets		(9,542,698)	(180,323)
Equity interest	7	(1,100,000)	(20,786)
Tangible assets transferred to related party	2	2,722,160	51,439

Net cash used in investing activities		(8,543,375)	(161,439)

Cash Flows From Financing Activates
Share applications		15,950,000	301,398
Book overdraft		(2,873,407)	(54,297)

Net cash provided by financing activities		13,076,593	247,101

Exchange Rate Effect On Cash		—	(6,729)

Increase in cash and cash equivalents		4,572,241	79,670
Cash and equivalents, beginning of year		8,925,522	175,389

Cash and equivalents, end of year		13,497,763	255,059

The accompanying notes are an integral part of these financial statements.

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MY MOBILE PAYMENTS LIMITED

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Six Months Ended September 30, 2012

My Mobile Payments Limited (“Company”) is a public limited company registered under the provisions of Companies Act, 1956 in India incorporated on June 2, 2010. It is headquartered in Mumbai, India.

1	Significant Accounting Policies

A	Basis of Preparation of Financial Statements

The Company is a small and medium sized company as defined in the General Instructions in respect of Accounting Standards notified under the Companies Act, 1956. Accordingly, the Company has complied with the Accounting Standards as applicable to a small and medium sized company.

The financial statements have been prepared and reported in Indian rupees (“Rs.”) under the historical cost convention in accordance with the generally accepted accounting principles in India. With respect to these financial statements, there are no significant differences between generally accepted accounting principals in India and the United States.

Solely for the convenience of readers, the financial statements have been translated into United States dollars at the foreign exchange rate of US$1 = Rs. 52.92 as published by the United States Federal Reserve Board of Governors for September 28, 2012. No representation is made that the Indian rupee amounts have been, could have been, or could be converted into United States dollars at such a rate or any other rate.

B	Use of Estimates

The preparation of financial statements requires estimates and assumptions to be made that affect the reported amount of assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Difference between the actual results and estimates are recognised in the period in which the results are known or materialise.

C	Cash and Equivalents

The Company considers cash deposits and all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D	Inventory

Inventory is valued at cost, net of discount, when talk time is transferred to the Company’s wallet by the service provider or net realizable value, whichever is less.

E	Recognition of Income and Expense

Revenue is recognised only when it is reliablily measured and it is reasonably expected ultimate collection.

i.	Sale of talk time is recognised on transfer of talk time to the respective distributor net of discount.

ii.	Sales of distributors and retailers registration kits are recognised on the basis of kit sales to the respective distributor.

iii.	Purchase of talk time is recognised on the basis of transfer of talk time to the Company’s wallet by the service provider net of discount.

iv.	Interest income is recognised on time proportion basis.

F	Tangible and Intangible Assets

Fixed assets are stated at cost of acquisition and subsequent improvements thereto, including taxes and duties and other incidental expenses related to acquisition and installation. Depreciation is provided by the “written down value method” at rates prescribed and in the manner specified in India as per schedule XIV of the Companies Act, 1956. Depreciation on additions is provided from the date of purchase.

Intangible assets are recorded at the cost incurred or consideration paid for acquisition and development of such assets and are carried at cost less amortization over five years and impairment.

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G	Investments

Current investments are carried at the lower of cost or fair value. Long-term investments are stated at cost with provisions for diminution in value made only if such a decline is other than temporary.

H	Employee Benefits

Benefit expense is recognised in the year related service is rendered. Post-employment and other long-term benefits are recognised at the present value of the amounts payable determined using actuarial valuation techniques. Actuarial gains and losses are charged to expense.

I	Provision for Current and Deferred Tax

Provision for current tax is made on the assessable income at the tax rate applicable to the relevant assessment year. Deferred tax asset and liability is calculated by applying tax rate and tax laws that are enacted or substantively enacted as on the balance sheet date. The deferred tax asset is recognized and carried forward only to the extent that there is a reasonable or virtual (if applicable) certainty that the asset will be realized in future.

J	Provision Liabilities

Provisions involving substantial degree of estimation in measurement are recognised when there is a present obligation as a result of past events and it is probable that there will be an outflow of resources.

2	Services Agreement

The Company entered into a services agreement on March 23, 2012, with Digital Payments Processing Limited (“DPPL”), a newly-organized public limited company registered under the provisions of Companies Act, 1956 in India, headquartered in Mumbai, India. The agreement, as amended in September 2012, provides for the Company to engage DPPL to provide support services for its operations in consideration for payments equaling 90% of the Company’s net revenue and the transfer of certain fixed assets to the DPPL. It also provides for the DPPL to a pay license and augmentation fees totaling Rs.75 million (US$1.4 million) in various tranches to fund the enhancement of the Company’s intellectual property rights (“IP”) and exclusively license the IP for 14 years.

3	Business Acquired by Donation

In April 2012, the Company and DPPL entered into a business takeover agreement with the owners of Cell Biz Services, a firm incorporated under the India Partnership Act, 1932, (“Cellbiz”) to purchase the business and assets of Cellbiz. The Rs.55.0 million (US$1.0 million) purchase price paid by the DPPL has been recognised as other income to account for the transfer of the business and assets to the Company without monetary consideration. Allocation of the donated value to the assets acquired is pending the obtaining of detail information for establishing their fair values.

4	Related Party Transactions

Transactions with DPPL during the year and amounts payable at September 30, 2012 included:

	Rs.	US$
Support services	9,546,012	180,386
Fee income	15,000,000	283,447
Donated business	55,000,000	1,039,305
Tangible assets transferred	2,722,160	51,439
Receivable decrease and payable increase	33,007,975	623,733
Payable	20,839,086	393,785

Other transactions with related parties: Rs.5,410,048 (US$102,231) unpaid advances from affiliates of DPPL; Rs.200,000 (US$3,779) repaid advance from a shareholder.

5	Restricted Cash

Collateral for the Company’s guarantee of a vendor’s Rs.1.0 million (US$18,896) obligation to a bank.

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6	Tangible and Intangible Assets

Components at the balance sheet date were:

	Rs.	US$
Tangible Assets
Computers	2,608,767	49,296
Furniture and fixtures	235,859	4,457
Office equipment	84,473	1,596

	2,929,099	55,350
Accumulated depreciation	(944,374)	(17,845)

	1,984,725	37,504

Intangible Assets
Software	12,683,076	239,665
Software under development	22,220,774	419,894
Retailer acquisition costs	3,541,561	66,923
Trademark	1,929,160	36,454

	40,374,571	762,936
Accumulated amortization	(2,422,906)	(45,784)

	37,951,665	717,152

7	Equity Interests

In 2011, the Company made a share application deposit of Rs.12.6 million (US$238,095) and received in May 2012 an equity share allotment for a 40% equity interest in Happy Cellular Services Private Limited which holds a cellular license and expects to commence operations when government regulations change in 2013.

In July 2012, the Company acquired for Rs.500 (US$94) a 5% equity interest in Payblox Technologies (India) Pvt. Ltd., an information technology consulting company. In September 2012, the Company entered into an agreement to acquire the remaining 95% equity interest for Rs.1,495,000 (US$28,250) payable over a six month period with offsets for a portion of the Rs.1.1 million (US$20,786) advanced for due diligence costs and website upgrades.

8	Organization Costs

Expenses incurred by the Company prior to the incorporation are being amortized over 5 years.

9	Deferred Income Taxes

Deferred tax assets and (liabilities) at the balance sheet date consisted of:

	Rs.	US$
Leave encashment	12,094	229
Depreciation	(1,420,495)	(26,842)
Acquired business	(15,400,000)	(291,005)

	(16,808,401)	(317,619)

10	Employee Benefit Plans

Define Contribution Plan: Company recognised an expenditure of Rs.163,217 (US$3,084) under the define contribution plan.

Define Benefit Plan: The gratuity liability is determined based on actuarial valuation using the projected unit credit method which recognises each period of service as giving rise to additional units of employee benefit entitlement and measures each unit separately to build up the final obligation. As per the valuation done by the Company’s actuary, there is no liability towards gratuity at March 31, 2012.

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